DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                                   EXHIBIT 99





                          THE DELAWARE COUNTY BANK AND
                                  TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                               Lewis Center, Ohio

                              FINANCIAL STATEMENTS
                           December 31, 2002 and 2001





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                                     Page 6



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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                                   CONTENTS






REPORT OF INDEPENDENT AUDITORS............................................   8


FINANCIAL STATEMENTS

      STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS.....................   9

      STATEMENT OF CHANGES IN NET ASSETS AVAILABLE
        FOR BENEFITS......................................................  10

      NOTES TO FINANCIAL STATEMENTS.......................................  11


SUPPLEMENTARY INFORMATION

      SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)......  17



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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


The Delaware County Bank and Trust Company
Employee 401(k) Retirement Plan
Lewis Center, Ohio


We were engaged to audit the financial statements and supplemental schedule of The Delaware County Bank and Trust Employee 401(k) Retirement Plan (the "Plan") as of December 31, 2002 and for the year ended December 31, 2002, as listed in the accompanying index. These financial statements and schedule are the responsibility of the Plan's management.

As permitted by 29 CFR 2520.103-8 of the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974, the plan administrator instructed us not to perform, and we did not perform, any auditing procedures with respect to the information summarized in Note 6, which was certified by The Delaware County Bank and Trust's Trust Department, the Trustee of the Plan, except for comparing such information with the related information included in the financial statements and supplemental schedule. We have been informed by the plan administrator that the Trust Department holds the Plan's investment assets and executes investment transactions. The plan administrator has obtained a certification from the Trustee as of December 31, 2002, that the information provided to the plan administrator by the Trustee is complete and accurate.

Because of the significance of the information that we did not audit, we are unable to, and do not, express an opinion on the accompanying financial statements and schedule taken as a whole. The form and content of the information included in the financial statements and schedule, other than that derived from the information certified by the Trustee, have been audited by us in accordance with auditing standards generally accepted in the United States of America and, in our opinion, are presented in compliance with the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974.

Other auditors audited the statement of net assets available for benefits of The Delaware County Bank and Trust Employee 401(k) Retirement Plan as of December 31, 2001, and issued their report dated April 16, 2002, which expressed their opinion that such financial statements present fairly, in all material respects, the financial status of The Delaware County Bank and Trust Employee 401(k) Retirement Plan as of December 31, 2001, in conformity with accounting principles generally accepted in the United States of America.



/s/Grant Thornton LLP

Cincinnati, Ohio
June 27, 2003



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                                     Page 8


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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                 STATEMENTS OF NET ASSETS AVAILABLE FOR BENEFITS
                           December 31, 2002 and 2001

--------------------------------------------------------------------------------




                                                        2002              2001
                                                      ----------      ----------

ASSETS
     Investments at fair value (Note 4)               $3,827,969      $3,357,573
     Cash                                                      7             185

     Receivables:
         Accrued income                                    3,148           1,611
         Employer contributions                            4,624          45,045
         Employee contributions                           13,048          14,086
                                                      ----------      ----------
              Total receivables                           20,820          60,742
                                                      ----------      ----------

     Net assets available for benefits                $3,848,796      $3,418,500
                                                      ==========      ==========



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                See accompanying notes to financial statements.






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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
            STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                          Year ended December 31, 2002

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ADDITIONS
     Additions to net assets attributed to:
         Investment income
              Net appreciation in fair value of investments (Note 4)  $  255,387
              Interest and dividend income                                78,232
                                                                      ----------
                  Total investment income                                333,619

         Cash contributions:
         Employee                                                        359,310
         Employer                                                        127,855
                                                                      ----------

                  Total contributions                                    487,165
                                                                      ----------

                  Total additions                                        820,784

         DEDUCTIONS
         Benefits paid directly to participants                         -390,488
                                                                      ----------

Net increase                                                             430,296

Net assets available for benefits
     Beginning of year                                                 3,418,500
                                                                      ----------
     End of year                                                      $3,848,796
                                                                      ==========


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                See accompanying notes to financial statements.



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

DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


-----------------------------------------------------------------------------

NOTE 1 - DESCRIPTION OF PLAN

The following description of The Delaware County Bank and Trust Company Employee 401(k) Retirement Plan (the "Plan") provides only general information. Participants should refer to the Plan agreement for a more complete description of the Plan's provisions.

GENERAL: The Plan is a defined contribution plan covering all eligible employees of The Delaware County Bank and Trust Company (the "Company"). All employees who are at least 20 years of age and complete one year of service are eligible to be in the Plan. Each employee enters the plan on the first day of the plan quarter following completion of the eligibility requirements. The Plan is subject to the provisions of the Employee Retirement Security Act of 1974 (ERISA).

CONTRIBUTIONS: Participants may make salary deferral contributions at their discretion up to 15% of their annual compensation. Participants direct the investment of their contributions into various investment options offered by the Plan. At the discretion of the Board of Directors, the Company matches the participants' contributions up to a maximum of 6% of their annual compensation. During 2002, the Company's matching contribution was 50% of employee contributions up to the maximum of 6% of annual compensation. In addition, the Board of Directors can provide for an additional Company contribution on a discretionary basis. In 2002 there was no additional discretionary contribution, while in 2001, the Company's discretionary contribution was 0.9% of the Company's annual earnings. To be eligible to receive the discretionary Company contribution, an employee must work 1,000 hours and be employed on the last day of the plan year.

PARTICIPANT ACCOUNTS: Each participant's account is credited with the participant's own contributions, the Company's contributions and plan earnings and losses. Allocations of the Company contributions are based on participant compensation and 401(k) contributions. Earnings and losses are allocated based on account balances. The benefit to which a participant is entitled is the benefit that can be provided from the participant's account.

RETIREMENT, DEATH AND DISABILITY: A participant is entitled to 100% of his or her account balance upon retirement, death, or disability.

VESTING: Participants are immediately vested in their salary deferral contribution and any earnings or losses thereon. Participants vest in Company contributions and earnings or losses thereon as follows:

                 YEARS OF SERVICE                  VESTING PERCENTAGE
                 ----------------                  ------------------
                  Less than 1                                0%
                  1 but less than 2                         33%
                  2 but less than 3                         66%
                  3 or more                                100%


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                                   (Continued)



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                                    Page 11

DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


-----------------------------------------------------------------------------


NOTE 1 - DESCRIPTION OF PLAN (Continued)

Forfeitures of terminated participants' nonvested account balances are used to reduce employer contributions. As of December 31, 2002, there were $11,593 of forfeitures available to reduce future contributions.

PAYMENT OF BENEFITS: On termination of service with the Company, a participant will receive a lump-sum amount equal to the value of his or her account.

LOAN PROVISIONS: Participants may borrow 50% of their vested account balance up to a maximum of $50,000 minus any loan amounts repaid in the last 12 months. The minimum loan request is $1,000 and interest is payable at the than prevailing interest prime interest rate.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF ACCOUNTING: The financial statements of the Plan are prepared under the accrual method of accounting.

INVESTMENT VALUATION AND INCOME RECOGNITION: The Plan's investments are stated at fair value as estimated by the Plan's trustee. If available, quoted market prices are used to value investments. Common stock of DCB Financial Corp. (the "Corporation") is listed on the over-the-counter bulletin board. The value of the Company's common stock is based on the last known transaction prior to the date of each statement of net assets available for benefits. Stock price reflects inter-dealer prices, without retail mark-up, mark-down or commissions; and may not represent actual transactions.

Purchases and sales of securities are recorded on a trade-date basis. Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

ESTIMATES: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires the plan administrator to make estimates and assumptions that affect certain reported amounts and disclosures, and actual results may differ from these estimates. A significant change may occur in the near term for the estimates of investment valuation.

PAYMENT OF BENEFITS:  Benefits are recorded when paid.




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                                   (Continued)




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                                    Page 12

DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


-----------------------------------------------------------------------------

NOTE 3 - PLAN TERMINATION

Although it has not expressed any intent to do so, the Company has the right under the provisions of the Plan to discontinue its contributions at any time and to terminate the Plan subject to the provisions of ERISA. In the event of plan termination, participants would become 100% vested in their employer contributions.

NOTE 4 - INVESTMENTS

The following table presents investments that represent 5% or more of the Plan's net assets:
                                                         2002            2001
                                                         ----            ----

INVESTMENTS AT FAIR VALUE AS DETERMINED
  BY QUOTED MARKET PRICE:
     Automated Cash Management Fund                   $  944,828      $  907,479
     Federated Max Cap Fund                              183,128         175,648
     Federated Stock Trust Fund                          232,571         301,018
     Federated Stock and Bond Fund                       255,351         352,410

INVESTMENTS AT ESTIMATED FAIR VALUE:
     DCB Financial Corp common stock                   1,637,175       1,063,852


The Plan's investments (including investments bought, sold, as well as held during the year) appreciated by $255,387 as detailed below:

         Common stock                                                $  477,576
         Mutual Funds                                                  (222,189)
                                                                     -----------
                                                                     $  255,387
                                                                     ===========


During 2002, the Plan earned $78,232 of dividend and interest income.

NOTE 5 - PARTY-IN-INTEREST TRANSACTIONS

Parties-in-interest are defined under Department of Labor (DOL) Regulations as any fiduciary of the plan, any party rendering services to the plan, the employer, and certain others. The Delaware County Bank and Trust Company, the employer, serves as the Plan trustee and is the custodian of the Plan assets. Transactions during the year with parties-in-interest included investment in the employer's common stock and contributions made by the employer.

At December 31, 2002, the Plan owned 87,316 shares of DCB Financial Corp. common stock, valued at $18.75 per share for a total of $1,637,175. At December 31,


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                                    Page 13

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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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2001, the Plan owned 82,790 shares of DCB Financial Corp. common stock, value at
$12.85 per share for a total of $1,063,852. Expenses incurred in the administration of the Plan are paid by the Company on behalf of the Plan.

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                                   (Continued)




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                                    Page 14

DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
                          NOTES TO FINANCIAL STATEMENTS
                           December 31, 2002 and 2001


-------------------------------------------------------------------------------

NOTE 6 - TAX STATUS

The Internal Revenue Service has determined and informed the Company by letter dated January 4, 2000, that the Plan and related trust are designed in accordance with applicable sections of the Internal Revenue Code (IRC). The Plan document is in the process of being restated for recent law changes. Management believes that it is operating in compliance with the IRC as it relates to the Plan.





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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
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                            SUPPLEMENTARY INFORMATION






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                                    Page 16

DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
--------------------------------------------------------------------------------


                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2002

--------------------------------------------------------------------------------

Name of plan sponsor:  THE DELAWARE COUNTY BANK AND TRUST COMPANY

Employer identification number:  31-4376006

Three-digit plan number:  002

                                                           (c)
                                                     Description of
                                                  Investment including
                  (b)                            Maturity Date, Rate of                                       (e)
           Identity of Issue                    Interest Collateral, Par                   (d)              Current
(a)           or Borrower                           or Maturity Value                     Cost               Value
---           -----------                           -----------------                     ----               -----

       Federated Funds                  Federated Money Market Fund                          @             $     127
                                        Investment in 127 shares of a
                                        registered investment company

       Federated Funds                  Federated Investors Auto Cash                        @               944,828
                                        Management Fund
                                        Investment in 944,828 shares of a
                                        registered investment company

       Federated Funds                  Federated High Yield Trust Fund                      @                29,914
                                        Investment in 5,581 shares of a
                                        registered investment company

       Federated Funds                  Federated Bond Fund                                  @                83,742
                                        Investment in 9,726 shares of a
                                        registered investment company

       Federated Funds                  Federated Stock Trust Fund                           @               232,571
                                        Investment in 8,557 shares of a
                                        registered investment company

       Federated Funds                  Federated Equity Income Fund                         @               92,877
                                        Investment in 7,058 shares of a
                                        registered investment company

       Federated Funds                  Federated Equity Funds - Growth                      @                57,151
                                        Strategy A
                                        Investment in 3,053 shares of a
                                        registered investment company


*     Denotes parties-in-interest to the Plan.
@     Participant-directed investment.  Cost basis disclosure not required.



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                                    Page 17


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DCB FINANCIAL CORP - 11-K                                 Filing Date: 06/27/03
--------------------------------------------------------------------------------


                   THE DELAWARE COUNTY BANK AND TRUST COMPANY
                         EMPLOYEE 401(k) RETIREMENT PLAN
         SCHEDULE H, LINE 4i - SCHEDULE OF ASSETS (HELD AT END OF YEAR)
                                December 31, 2002

--------------------------------------------------------------------------------

Name of plan sponsor:  THE DELAWARE COUNTY BANK AND TRUST COMPANY
Employer identification number:  31-4376006
Three-digit plan number:  002

                                                           (c)
                                                     Description of
                                                  Investment including
                  (b)                            Maturity Date, Rate of                                    (e)
           Identity of Issue                    Interest Collateral, Par                   (d)           Current
(a)           or Borrower                           or Maturity Value                     Cost            Value
---           -----------                           -----------------                     ----            -----

       Federated Funds                  Federated Kaufmann Fund                             @              62,723
                                        Investment in 18,181 shares of a
                                        registered investment company

       Federated Funds                  Federated Equity Fund                               @              24,431
                                        Communications Technology Class A
                                        Investment in 7,426 shares of a
                                        registered investment company

       Federated Funds                  Federated Max Cap Fund                              @             183,128
                                        Investment in 10,294 shares of a
                                        registered investment company

       Federated Funds                  Federated International Equity Fund                 @              68,925
                                        Investment in 5,988 shares of a
                                        registered investment company

       Federated Funds                  Federated Stock & Bond Fund                         @             255,351
                                        Investment in 16,296 shares of a
                                        registered investment company

*      DCB Financial Corp               DCB Financial Corp Common Stock                     @           1,637,175
                                        Investment in 87,316 shares of common
                                      stock

*      Participant Notes                Debt obligations of Plan participants
                                        with interest rates ranging from 6.5%
                                        to 9.5%                                                           155,026
                                                                                                     ------------

       Total                                                                                         $  3,827,969
                                                                                                     ============


*     Denotes parties-in-interest to the Plan.
@     Participant-directed investment.  Cost basis disclosure not required.



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